UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
December 28, 2012
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On December 28, 2012, Steadfast Income REIT, Inc. (the “Company”), through SIR Valley Farms North, LLC (“SIR VF North”) and SIR Valley Farms Clubhouse, LLC (“SIR VF Clubhouse”), wholly-owned subsidiaries of Steadfast Income REIT Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”), acquired from third party sellers a fee simple interest in a 26.42-acre property with a partially completed multifamily residential project consisting of 32 completed units and a separate property with a clubhouse and amenities, located in Louisville, Kentucky, commonly known as South Pointe at Valley Farms (collectively, the “South Pointe Property”). SIR VF North and SIR VF Clubhouse acquired the South Pointe Property for an aggregate purchase price of $5,275,000, excluding closing costs. SIR VF North and SIR VF Clubhouse financed the payment of the purchase price for the South Pointe Property with a combination of (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $2,275,000 from Valley Farms Apartments, LLC, a Kentucky limited liability company, an unaffiliated third party.
On December 28, 2012, the Company, through SIR Riverford, LLC (“SIR Riverford”), a wholly-owned subsidiary of the Operating Partnership, acquired from a third party seller a fee simple interest in a 300-unit multifamily residential community located in Frankfort, Kentucky, commonly known as Riverford Crossing (the “Riverford Property”). SIR Riverford acquired the Riverford Property for an aggregate purchase price of $30,000,000, excluding closing costs. SIR Riverford financed the payment of the purchase price for the Riverford Property with a combination of (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $21,900,000 from PNC Bank, National Association, a national banking association (“PNC”), pursuant to the requirements of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) Capital Markets Execution Program.
On December 28, 2012, the Company, through SIR Keystone, LLC (“SIR Keystone”), a wholly-owned subsidiary of the Operating Partnership, acquired from a third party seller a fee simple interest in a 90-unit multifamily residential community located in Nashville, Tennessee, commonly known as Keystone Farms Apartments (the “Keystone Property”). SIR Keystone acquired the the Keystone Property for an aggregate purchase price of $8,400,000, excluding closing costs. SIR Keystone financed the payment of the purchase price for the Keystone Property with a combination of (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $6,200,000 from PNC, pursuant to the requirements of the Fannie Mae DUS Supplemental Loan Program.
On December 31, 2012, the Company, through SIR Montecito, LLC (“SIR Montecito”), a wholly-owned subsidiary of the Operating Partnership, acquired from a third party seller a fee simple interest in a 268-unit multifamily residential community located in Austin, Texas, commonly known as Montecito Apartments (the “Montecito Property”). SIR Montecito acquired the the Montecito Property for an aggregate purchase price of $19,000,000, excluding closing costs. SIR Montecito financed the payment of the purchase price for the Montecito Property with a combination of (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $14,250,000 from PNC pursuant to the requirements of the Freddie Mac Capital Markets Execution Program.
On January 3, 2013, the Company distributed a press release announcing the completion of the acquisition of the South Pointe Property, the Riverford Property, the Keystone Property and the Montecito Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit    Description

99.1	Press release, dated January 3, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	January 3, 2013	By:	/s/ Ella Shaw Neyland
Ella Shaw Neyland
President

EXHIBIT INDEX

Exhibits    Description

99.1	Press release, dated January 3, 2013